EX-99.28(d)(2)(g)

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT dated October 28, 2016, to the Investment Advisory Agreement dated February 1, 2010, as amended (the "Agreement"), is entered into by and among Jacob Funds Inc., a Maryland corporation (the "Corporation") and Jacob Asset Management of New York LLC, a New York limited liability company (the "Adviser").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend said Agreement by changing Exhibit A and Exhibit B thereof;

NOW, THEREFORE, the parties agree as follows:

Exhibit A and Exhibit B of the Agreement are hereby superseded and replaced with Amended and Restated Exhibit A and Exhibit B, respectively, attached hereto to reflect the liquidation and termination of the Jacob Wisdom Fund series of the Corporation.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.,

By: /s/ Ryan I. Jacob
Name: Ryan I. Jacob
Title: Chairman, President and CEO

JACOB ASSET MANAGEMENT OF NEW YORK LLC

By: /s/ Ryan I. Jacob
Name: Ryan I. Jacob
Title: Chairman and CEO

Amended and Restated Exhibit A
 to Investment Advisory Agreement dated February 1, 2010,
between Jacob Asset Management of New York LLC and Jacob Funds Inc.

Series Name	Original Effective Date	Renewal Deadline
Jacob Small Cap Growth Fund Jacob Micro Cap Growth Fund	February 1, 2010 November 12, 2012	November 26 November 11

Effective October 28, 2016.

A-1

Amended and Restated Exhibit B
 to Investment Advisory Agreement dated February 1, 2010,
between Jacob Asset Management of New York LLC and Jacob Funds Inc.

Fund	Advisory Fee
Jacob Small Cap Growth Fund	0.90% of annual average daily net assets up to $500 Million 0.75% of annual average daily net assets over $500 Million
Jacob Micro Cap Growth Fund	1.20% of annual average daily net assets up to $500 Million 0.95% of annual average daily net assets over $500 Million

Effective October 28, 2016.
B-1